Exhibit (h)(7)

Schedule A

To

EXPENSE LIMITATION AGREEMENT

Dated:	March 30, 2010
Revised:	November 5, 2014

Expense Limited Fund	End of Initial Term
PIMCO Balanced Income Fund	October 31, 2015
PIMCO Dividend and Income Builder Fund	October 31, 2013
PIMCO Emerging Multi-Asset Fund	October 31, 2012
PIMCO EqS® Dividend Fund	October 31, 2013
PIMCO EqS® Emerging Markets Fund	October 31, 2012
PIMCO EqS® Long/Short Fund	October 31, 2013
PIMCO EqS Pathfinder Fund®	October 31, 2011
PIMCO International Dividend Fund	October 31, 2016
PIMCO RealPath™ Blend Income Fund	October 31, 2016
PIMCO RealPath™ Blend 2020 Fund	October 31, 2016
PIMCO RealPath™ Blend 2025 Fund	October 31, 2016
PIMCO RealPath™ Blend 2030 Fund	October 31, 2016
PIMCO RealPath™ Blend 2035 Fund	October 31, 2016
PIMCO RealPath™ Blend 2040 Fund	October 31, 2016
PIMCO RealPath™ Blend 2045 Fund	October 31, 2016
PIMCO RealPath™ Blend 2050 Fund	October 31, 2016
PIMCO RealPath™ Blend 2055 Fund	October 31, 2016
PIMCO U.S. Dividend Fund	October 31, 2016

PIMCO Equity Series	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Henrik P. Larsen	By: /s/ Brent R. Harris
Name: Henrik P. Larsen	Name: Brent R. Harris
Title: Vice President	Title: Managing Director